UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

Immune Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51290	52-1841431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Rd.,

Tarrytown, New York 10591

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (914)-606-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 10, 2013, Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell to the Purchasers approximately 11,700 units (the “Units”), at a price of $1,000 per Unit, each consisting of (a) one share of the Company’s newly designated Series C 8% Convertible Preferred Stock (the “Preferred Stock”), convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an initial conversion price per share equal to the lower of $3.40 and 85% of the offering price in a future public equity offering by the Company of at least $10,000,000, (b) a five-year warrant to purchase one half of a share of Common Stock at an exercise price equal to the lower of $4.25 and 125% of the conversion price of the Preferred Stock then in effect, and (c) a five-year warrant to purchase one half of a share of Common Stock at an exercise price equal to the lower of $5.10 and 150% of the conversion price of the Preferred Stock then in effect. The Purchasers include Daniel Teper, the Company’s Chairman and Chief Executive Officer, and directors Daniel Kazado, Isaac Kobrin, Rene Lerer and David Sidransky. The Company expects to receive net proceeds of approximately $9.9 million from the sale of the Units, after deducting transaction fees and expenses. In addition, approximately 1,100 of the 11,700 Units to be issued at the closing will be issued in respect of approximately $1.1 million of advanced subscriptions received by the Company since November 2013. The transaction is expected to close on March 12, 2014, subject to customary closing conditions.

The Preferred Stock carries a dividend of 8% per annum, based on the stated value of $1,000 per share of Preferred Stock, payable in cash or, at the Company’s option and subject to the satisfaction of certain conditions, in shares of Common Stock. Dividends on the Preferred Stock will accrue from the date of issuance and be paid on the date of conversion thereof. The initial conversion price of the Preferred Stock is subject to downward adjustment upon the occurrence of certain events, including the pricing of a public equity offering by the Company of at least $10,000,000, the effective date of the resale registration statement described below and, unless the Company has completed a public equity offering of at least $10 million or certain trading volume and price thresholds have been satisfied, each six month anniversary of the closing. Upon an adjustment of the conversion price of the Preferred Stock, the exercise price of the warrants will be adjusted to 125% or 150%, as applicable, of the adjusted conversion price.

The conversion price of the Preferred Stock and the exercise price of the warrants are also subject to adjustment for certain issuances of Common Stock or other securities of the Company at an effective price per share that is lower than the conversion price then in effect, as well as for stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. In addition, the holders of Preferred Stock and warrants will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of Common Stock to the same extent as if such holders had converted all of their shares of Preferred Stock or exercised their warrants, as applicable, prior to such distribution. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations of the Company, the holders of Preferred Stock and warrants will be entitled to receive, upon conversion of their shares of Preferred Stock or exercise of their warrants, as applicable, any securities or other consideration received by the holders of the Common Stock pursuant to the fundamental transaction.

Subject to the satisfaction of certain conditions, the Preferred Stock will automatically convert into Common Stock upon the completion by the Company of a public equity offering of at least $10,000,000.

If the Company fails to timely deliver certificates for shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”) and, as a result, the holder is required by its brokerage firm to purchase shares of Common Stock to deliver in satisfaction of a sale by such holder of the Conversion Shares, the Company will be required to: (a) pay the converting holder in cash an amount equal to the amount, if any, by which such holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds the product of (i) the aggregate number of Conversion Shares due to the holder, multiplied by (ii) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions); and (b) at the option of such holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion will be deemed rescinded) or deliver to such holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements. In addition, the Company will be required to pay partial liquidated damages of $50 for each $5,000 of stated value of any shares of Preferred Stock which have been converted by a holder and in respect of which the Company fails to deliver Conversion Shares by the fifth trading day following the applicable conversion date (increasing to $100 per trading day on the third trading day and increasing to $200 per trading day on the sixth Trading Day after such damages begin to accrue) for each trading day until such Conversion Shares are delivered or the holder rescinds its conversion. The warrants include similar provisions with respect to a failure to deliver shares of Common Stock issuable upon exercise of the warrants, except that liquidated damages will begin to accrue on the third trading day following a warrant exercise and will equal $10 for each $1,000 of warrant shares (based on the volume-weighted average price of the Common Stock on the relevant warrant exercise date), increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue.

So long as the Purchasers hold 10% or more of the shares of Preferred Stock to be issued at the closing, the Company will not be permitted to take any of the following actions without the written consent of the holders of a majority of the shares of Preferred Stock then outstanding: (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock (the “Certificate of Designation”), (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Preferred Stock, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

In connection with the offering, the Company has also agreed to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement registering for resale by the Purchasers the shares of Common Stock underlying the Preferred Stock and warrants to be issued in the offering no later than 30 days following the closing, and to have such registration statement declared effective within 60 days of the closing (90 days if reviewed by the SEC). If the registration statement is not filed or declared effective by the applicable deadline, or does not remain in effect for the period of time required under the Purchase Agreement, the Company will be required to pay to each Purchaser partial liquidated damages upon the occurrence of such default and each 30th day thereafter in an amount equal to 1.5% of the Purchaser’s original subscription amount, up to a cap of 12% for each such Purchaser.

The shares of Preferred Stock and warrants offered in the offering and the shares issuable upon conversion of the Preferred Stock and exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this Current Report on Form 8-K in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of the Company’s shares under the resale registration statement referred to above will be made only by means of a prospectus.

The offering was made only to accredited investors, as such term is defined in accordance with the Securities Act of 1933, as amended. The shares of Preferred Stock and the warrants issued to the investors have not been registered under the Securities Act or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

THE FOREGOING IS A SUMMARY OF THE TERMS OF THE PURCHASE AGREEMENT, THE CERTIFICATE OF DESIGNATION AND THE WARRANTS AND DOES NOT PURPORT TO BE COMPLETE. THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PURCHASE AGREEMENT, THE CERTIFICATE OF DESIGNATION AND THE FORM OF WARRANT, COPIES OF WHICH ARE FILED HEREWITH AS EXHIBITS 4.1, 3.1 AND 4.2, RESPECTIVELY.

Amendment of Loan Agreement

On March 6, 2014, the Company entered into a Fourth Amendment, Consent and Waiver to Loan and Security Agreement (the “Amendment”) by and among the Company, Maxim Pharmaceuticals Inc., Cytovia, Inc. and MidCap Funding III, LLC, as agent for the lenders. Pursuant to the Amendment, the agent and the lenders consented to the financing transaction described above, waived certain events of default under the Loan and Security Agreement, and agreed to suspend until May 1, 2014 the Company’s obligations to make principal amortization payments under the Loan and Security Agreement, subject to certain conditions.

THE FOREGOING IS A SUMMARY OF THE TERMS OF THE AMENDMENT AND DOES NOT PURPORT TO BE COMPLETE. THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE AMENDMENT, A COPY OF WHICH IS FILED HEREWITH AS EXHIBIT 4.3.

Item 3.02.	Unregistered Sale of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock

4.1	Securities Purchase Agreement, dated March 10, 2014, by and among the Company and the Purchasers part thereto

4.2	Form of Common Stock Purchase Warrant

4.3	Fourth Amendment, Consent and Waiver to Loan and Security Agreement by and among Immune Pharmaceutical, Inc., Maxim Pharmaceuticals Inc., Cytovia, Inc. and MidCap Funding III, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Date: March 11, 2014	By:	/s/ Robert W. Cook
		Name:	Robert W. Cook
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock

4.1	Securities Purchase Agreement, dated March 10, 2014, by and among the Company and the Purchasers part thereto

4.2	Form of Common Stock Purchase Warrant

4.3	Fourth Amendment, Consent and Waiver to Loan and Security Agreement by and among Immune Pharmaceutical, Inc., Maxim Pharmaceuticals Inc., Cytovia, Inc. and MidCap Funding III, LLC